Exhibit 16.1

                       [LETTERHEAD OF EFP ROTENBERG, LLP]


March 11, 2010


Office of the Chief Accountant Securities and Exchange Commission
100 F Street North East
Washington, DC 20549


Re: Masterbeat Corporation
    Commission File Number 333-144982

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Masterbeat Corporation in Item 4.01 of it Form 8-KA dated March 11, 2010, captioned "Changes in Registrant's Certifying Accountant." We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-KA.

Sincerely,


/s/ EFP Rotenberg, LLP
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EFP Rotenberg, LLP


/mw